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                                                                       EXHIBIT 5

                          OPINION OF THOMPSON HINE LLP

May 24, 2002

Brush Engineered Materials Inc.
17876 St. Clair Avenue
Cleveland, Ohio 44110


    Re: Brush Engineered Materials Inc. Registration Statement on Form S-8 - Brush Engineered Materials Inc. Savings and Investment Plan

Ladies and Gentlemen:

         Brush Engineered Materials Inc. ("Brush") is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") for the registration, under the Securities Act of 1933, as amended, of 500,000 common shares, with no par value, of Brush ("Common Shares") to be issued from time to time pursuant to the terms of the Brush Engineered Materials Inc. Savings and Investment Plan (the "Plan").

         Item 601 of Regulation S-K and the instructions to Form S-8 require that an opinion of counsel concerning the legality of the securities to be registered be filed as an exhibit to a Form S-8 registration statement if the securities are original issue shares. This opinion is provided in satisfaction of that requirement as it relates to the Registration Statement.

         In rendering this opinion, we have examined (a) the Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations of Brush, (b) the Plan and (c) such records and documents as we have deemed advisable in order to render this opinion. As a result of the foregoing, we are of the opinion that:

                  (1) Brush is a corporation validly organized and existing and in good standing under the laws of the State of Ohio.

                  (2) When issued, the Common Shares which are the subject of the Registration Statement will be legally issued, fully paid and non-assessable.

         We hereby consent to the use and filing of this opinion in connection with the Registration Statement.

                                                   Very truly yours,

                                                   /s/ Thompson Hine LLP

                                                   Thompson Hine LLP